UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 19, 2015

PARTY CITY HOLDCO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37344	46-0539758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

80 Grasslands Road Elmsford, New York	10523
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (914) 345-2020

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Senior Secured Credit Facilities and Security Agreements

Overview. On August 19, 2015, Party City Holdings Inc. (the “Borrower Agent”), a wholly-owned subsidiary of Party City Holdco Inc. (the “Company”), PC Intermediate Holdings, Inc. (“Holdings”), its parent and its subsidiary, Party City Corporation, as co-borrower (the “Subsidiary Borrower” and, collectively with the Borrower Agent, the “Borrower”), entered into a credit agreement and related security and other agreements for (1) a $1,340 million senior secured term loan facility (the “Term Loan Facility”) with certain lenders party thereto, Deutsche Bank AG New York Branch, as administrative agent and collateral agent, and (2) a $640 million senior secured ABL revolving loan facility (the “Revolving Facility” and, together with the Term Loan Facility, the “Senior Credit Facilities”), which includes a $40 million first-in, last-out facility (the “FILO Facility”), with JPMorgan Chase Bank, N.A., as administrative agent and collateral agent and certain lenders party thereto. The Revolving Facility includes borrowing capacity in the form of letters of credit up to $50 million and borrowings on same-day notice, referred to as swingline loans, up to $40 million. The commitments under the Revolving Facility will decrease to $540 million between January 1 and June 30 of each calendar year and between November 1 and December 31 of each calendar year.

The credit agreement governing the Revolving Facility (the “Revolving Credit Agreement”) provides that, subject to certain conditions, the Borrower may request up to $200 million in increased commitments under the Revolving Facility. The credit agreement governing the Term Loan Facility (the “Term Loan Agreement”) provides that the Borrower may request increases to the Term Loan Facility and/or one or more incremental revolving facilities or term loan facilities in an aggregate principal amount not to exceed (x) $250 million (which amount shall be increased by the principal amount of any voluntary prepayments of term loans under the Term Loan Facility (other than with the proceeds of long-term indebtedness)), plus (y) in the case of any incremental facilities that serve to effectively extend the maturity of any class of loans or commitments under the Term Loan Agreement, an amount equal to the reductions in the class of loans or commitments under the Term Loan Agreement to be replaced thereby plus (z) an unlimited amount, subject to compliance on a pro forma basis with (i) a first lien net leverage ratio of no greater than 4.25:1.00 in the case of a first lien incremental facility and (ii) a total net leverage ratio of no greater than 6.00:1.00 in the case of an unsecured or junior lien incremental facility. Availability of such additional tranches of term loans or revolving credit facilities and/or increased commitments is subject to, among other conditions, the absence of any default under the Revolving Credit Agreement or the Term Loan Agreement, as applicable, and the receipt of commitments by existing or additional financial institutions.

Interest Rate and Fees. Borrowings under the Senior Credit Facilities bear interest at a rate per annum equal to an applicable margin or applicable rate plus, at the Borrower’s option, either (a) a base rate determined by the reference to the highest of (1) the prime commercial lending rate publicly announced by the administrative agent of the applicable Senior Credit Facility as the “prime rate” as in effect on such day, (2) the federal funds effective rate plus 0.50%, and (3) the LIBOR rate determined by reference to the cost of funds for Eurodollar deposits for an interest period of one month, plus 1.00% or (b) a LIBOR rate (which in the case of the Term Loan Facility only, shall be no less than 1.00%) determined by reference to the costs of funds for Eurodollar deposits for the specified interest period, as adjusted for certain statutory reserve requirements. The applicable margin for borrowings under the Term Loan Agreement is 2.25% with respect to base rate borrowings and 3.25% with respect to LIBOR borrowings. The applicable margin for borrowings under the Revolving Facility (other than borrowings under the FILO Facility) is 0.50% with respect to base rate borrowings and 1.50% with respect to LIBOR borrowings, subject to a step-down of 0.25%, based on the Borrower’s average historical excess availability under the Revolving Facility, commencing January 1, 2016. The applicable margin for borrowings under the FILO Facility is 1.50% with respect to base rate borrowings and 2.50% with respect to LIBOR borrowings.

Mandatory Prepayments. The Term Loan Agreement requires the Borrower to prepay, subject to certain exceptions, outstanding term loans with:

•	100% of net cash proceeds of any incurrence of debt, other than the net cash proceeds of the 2023 Notes (as defined below) and certain other debt permitted under the Term Loan Agreement;

•	100% of net cash proceeds above a threshold amount of certain asset sales, subject to reinvestment rights and certain other exceptions; and

•	50% (with respect to any such prepayment required on or after January 1, 2017, subject to step-downs to 25% and 0% based upon certain first lien net leverage ratio tests) of the Borrower’s annual excess cash flow.

The Revolving Credit Agreement requires the Borrower to prepay outstanding loans and cash collateralize, “backstop” or replace outstanding letters of credit if at any time the aggregate amount of outstanding loans, unreimbursed letter of credit drawings and outstanding letters of credit under the Revolving Facility exceeds the lesser of the total commitments under the Revolving Facility and the borrowing base thereunder (the “Line Cap”), in an aggregate amount equal to such excess.

Voluntary Prepayments. The Borrower may voluntarily reduce the unutilized portion of the commitment amount and repay outstanding loans under the Senior Credit Facilities at any time without premium or penalty other than (a) customary “breakage” costs with respect to LIBOR borrowings and (b) in the case of the Term Loan Facility, a 1.00% call protection premium applicable to certain “repricing transactions” occurring on or prior to the date that is six months after August 19, 2015.

Amortization and Final Maturity. There is no scheduled amortization under the Revolving Facility. All outstanding loans under the Revolving Facility are due and payable in full upon the expiration of its five year term. In the case of the Term Loan Facility, commencing on the last day of the fiscal quarter ending December 31, 2015, the Borrower will be required to make scheduled quarterly payments equal to 0.25% of the original principal amount of the term loans made on August 19, 2015, with the balance due on August 19, 2022.

Guarantees and Security. All obligations under the Senior Credit Facilities are unconditionally guaranteed by Holdings and certain of the Borrower’s existing and future direct and indirect wholly-owned domestic subsidiaries. All obligations under the Senior Credit Facilities, and the guarantees of those obligations, are secured, subject to certain exceptions, by substantially all of the Borrower’s assets and the assets of the guarantors, including:

•	a first-priority or second-priority pledge, as applicable, of all of the Borrower’s capital stock directly held by Holdings and a first-priority or second-priority pledge, as applicable, of all of the capital stock directly held by the Borrower, the co-borrower and its subsidiary guarantors (which pledge, in the case of the capital stock of any first-tier foreign subsidiary or any “disregarded” domestic subsidiary, is limited to 65% of the stock of such subsidiary); and

•	a first-priority or second-priority security interest, as applicable, in substantially all of the Borrower’s, the co-borrower’s and the guarantors’ tangible and intangible assets, including certain deposit accounts.

Certain Covenants and Events of Default. The Senior Credit Facilities contain a number of restrictive covenants that, among other things and subject to certain exceptions, restrict the Borrower’s ability and the ability of each of the Borrower’s restricted subsidiaries to:

•	incur additional indebtedness;

•	pay dividends on its capital stock or redeem, repurchase or retire its capital stock;

•	make investments, acquisitions, loans and acquisitions;

•	create negative pledge or restrictions on the payment of dividends or payment of other amounts owed to the Borrower from its subsidiaries;

•	engage in transactions with its affiliates;

•	sell, transfer or otherwise dispose of its assets, including capital stock of its subsidiaries;

•	materially alter the business it conducts;

•	modify certain material documents;

•	change its fiscal year;

•	consolidate, merge, liquidate or dissolve;

•	incur liens; and

•	make prepayments of certain debt.

Holdings is not generally subject to the negative covenants under the Senior Credit Facilities, but is subject to a passive holding company covenant that will limit its ability to engage in certain activities.

In addition, upon excess availability of the Revolving Facility decreasing to less than the greater of 10% of the Line Cap and $40.0 million, the Borrower will be subject to a fixed charge coverage ratio test of 1.0:1.0.

The Senior Credit Facilities also contain certain customary representations and warranties, affirmative covenants and reporting obligations. In addition, the lenders under the Senior Credit Facilities are permitted to accelerate the loans and terminate commitments thereunder or exercise other specified remedies available to secured creditors upon the occurrence of certain events of default, subject to certain grace periods and exceptions, which include, among others, payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults to certain material indebtedness, certain events of bankruptcy, certain events under the Employee Retirement Income Security Act of 1974, as amended, material judgments and changes of control.

This description of the Senior Credit Facilities does not purport to be complete and is qualified in its entirety by reference to the Term Loan Credit Agreement, the Pledge and Security Agreement related to the Term Loan Credit Agreement, the ABL Credit Agreement, the Pledge and Security Agreement related to the ABL Credit Agreement and the Intercreditor Agreement, which are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, and are incorporated herein by reference.

Indenture and 2023 Notes

On August 19, 2015, Party City Holdings Inc. (the “Issuer”), a wholly-owned subsidiary of the Company, and Wilmington Trust, National Association, as trustee (the “Trustee”), entered into an indenture (the “Indenture”) governing the Issuer’s newly issued 6.125% senior secured notes due 2023 (the “2023 Notes”). In addition, on August 19, 2015, certain of the Issuer’s subsidiaries, as guarantors (the “Guarantors”), and the Trustee entered into a supplemental indenture (the “First Supplemental Indenture”) pursuant to which the Guarantors unconditionally guaranteed all the Issuer’s obligations under the Indenture. The 2023 Notes were issued in an aggregate principal amount of $350 million and will pay interest semiannually in arrears on February 15 and August 15 of each year, beginning on February 15, 2016, at a rate of 6.125% per year, and will mature on August 15, 2023.

The 2023 Notes are fully and unconditionally guaranteed, jointly and severally, on a senior basis by each of the Issuer’s existing and future domestic subsidiaries that guarantee the Issuer’s Senior Credit Facilities. The 2023 Notes and related guarantees constitute senior obligations of the Issuer and the Guarantors. They rank (i) equally in right of payment with all of the Issuer’s and the Guarantors’ existing and future senior unsecured indebtedness, (ii) effectively subordinated to any of the Issuer’s and the Guarantors’ existing and future secured indebtedness to the extent of the value of the assets securing that secured indebtedness, including borrowings under the Senior Credit Facilities, and (iii) structurally subordinated to all of the liabilities of the Issuer’s subsidiaries that are not guaranteeing the 2023 Notes, to the extent of the assets of those subsidiaries.

At any time prior to August 15, 2018, the Issuer may redeem all or part of the 2023 Notes at a price equal to 100% of the principal amount of the 2023 Notes redeemed plus accrued and unpaid interest to the redemption date and a “make-whole” premium. On or after August 15, 2018, 2019, and 2020, respectively, the Issuer may redeem some or all of the 2023 Notes at the redemption price of 103.063%, 101.531% and 100.000%, respectively, plus accrued and unpaid interest to the redemption date. At any time on or after August 15, 2018, the Issuer may redeem up to 40% of the aggregate principal amount of the 2023 Notes at a redemption price equal to 106.125% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the redemption date, with the net cash proceeds received by the Issuer in one or more equity offerings; provided that the aggregate principal amount of the 2023 Notes that remain outstanding immediately after such redemption is equal to or greater than 60% of the sum of the aggregate principal amount of the 2023 Notes originally issued under the Indenture on the issue date and any additional notes issued under the Indenture after the issue date must remain outstanding after each such redemption.

Upon the occurrence of specific kinds of changes of control, the holders of the 2023 Notes will have the right to cause the Issuer to repurchase some or all of the 2023 Notes at 101.000% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase.

The Indenture contains covenants that, among other things, limit the Issuer’s ability and the ability of its restricted subsidiaries to:

•	incur additional indebtedness or issue certain disqualified stock or preferred stock;

•	create liens;

•	pay dividends or distributions, redeem or repurchase equity;

•	prepay subordinated debt or make certain investments;

•	transfer or sell assets;

•	engage in consolidation, amalgamation or merger, or sell, transfer or otherwise dispose of all or substantially all of their assets; and

•	enter into certain transactions with affiliates.

These covenants are subject to important exceptions and qualifications. These covenants will be suspended, and shall not apply at any time during which the 2023 Notes have been assigned an investment grade rating.

This description of the Indenture, the First Supplemental Indenture and the 2023 Notes does not purport to be complete and is qualified in its entirety by reference to the Indenture, the First Supplemental Indenture and the form of the 2023 Notes, which are attached to this Current Report on Form 8-K as Exhibits 4.1, 4.2 and 4.3, respectively, and are incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

Existing Senior Credit Facilities

On August 19, 2015, in connection with the closing of the Senior Credit Facilities, the previously existing credit facilities consisting of (i) a $400 million revolving credit facility dated as of July 27, 2012, among PC Intermediate Holdings, Inc., PC Merger Sub, Inc. (subsequently merged with and into Party City Holdings Inc.), PC Finance Sub, Inc. (subsequently merged with and into Party City Corporation), the subsidiaries of the borrowers from time to time party thereto, the financial institutions party thereto, as the lenders, and Deutsche Bank Trust Company Americas, as administrative agent, and (ii) a $1,125 million term loan credit facility, dated as of July 27, 2012 and as amended on February 19, 2013 and February 27, 2014, among PC Intermediate Holdings, Inc., PC Merger Sub, Inc. (subsequently merged with and into Party City Holdings Inc.), PC Finance Sub, Inc. (subsequently merged with and into Party City Corporation), the subsidiaries of the borrowers from time to time party thereto, the financial institutions party thereto, as the lenders, and Deutsche Bank Trust Company Americas, as administrative agent, were terminated and all amounts outstanding and other obligations thereunder were repaid in full.

Indenture and 2020 Notes

As previously disclosed in Current Reports on Form 8-K dated July 28, 2015 and August 5, 2015, the Issuer delivered to the holders of its 8.875% senior notes due 2020 (the “2020 Notes”) conditional notices of redemption, notifying those holders of the redemption of the entire outstanding $700 million aggregate principal amount of the 2020 Notes, $350 million of which will be redeemed on August 27, 2015 (the “First Redemption Date”) and the remaining $350 million of which will be redeemed on September 4, 2015 (the “Second Redemption Date”) pursuant to the terms of the indenture dated as of July 27, 2012 (the “2020 Notes Indenture”), as supplemented and amended from time to time, among the Issuer, the guarantors party thereto and Wilmington Trust, National Association , as trustee. The redemption price for the 2020 Notes (the “Redemption Price”) is equal to 106.656% of the principal amount of the 2020 Notes, plus accrued and unpaid interest thereon, to but excluding the First Redemption Date or the Second Redemption Date, as applicable.

The aforementioned closing of the Senior Credit Facilities and the receipt of proceeds therefrom and the aforementioned closing of the offering of the 2023 Notes and the receipt of proceeds therefrom satisfy the conditions for the redemption of the 2020 Notes. On August 19, 2015, the Issuer deposited an amount of funds with the trustee sufficient for the redemption of the 2020 Notes. The Issuer has provided the trustee with instructions to apply the deposit to redeem the 2020 Notes on the First Redemption Date and Second Redemption Date, as applicable. The 2020 Notes Indenture has been satisfied and discharged in accordance with its terms and the Issuer and the guarantors party thereto have been released from their obligations with respect to the 2020 Notes Indenture and the 2020 Notes, except with respect to those provisions of the 2020 Notes Indenture that by their terms survive the satisfaction and discharge.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth under Item 1.01 above is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The Indenture contains covenants that limit, among other things, the Issuer’s ability to pay dividends on its capital stock, subject to certain exceptions, which may in turn, impact the ability of holders of the Company’s common stock to receive dividends. For more information, see the Indenture, which is attached to this Current Report on Form 8-K as Exhibit 4.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of August 19, 2015, among Party City Holdings Inc., as Issuer, and Wilmington Trust, National Association, as Trustee

4.2	First Supplemental Indenture, dated as of August 19, 2015, among the Guarantors named therein and Wilmington Trust, National Association, as Trustee

4.3	Form of 6.125% Senior Notes due 2023 (attached as an exhibit to Exhibit 4.1)

10.1	Term Loan Credit Agreement, dated as of August 19, 2015, among PC Intermediate Holdings, Inc., Party City Holdings Inc., Party City Corporation, the subsidiaries of the borrowers from time to time party thereto, the financial institutions party thereto, as the Lenders, and Deutsche Bank AG New York Branch, as Administrative Agent

10.2	Pledge and Security Agreement, dated as of August 19, 2015, among Party City Holdings Inc., Party City Corporation, PC Intermediate Holdings, Inc., the Subsidiary Parties from time to time party thereto and Deutsche Bank AG New York Branch, in its capacity as administrative agent and collateral agent for the lenders party to the Term Loan Credit Agreement

10.3	ABL Credit Agreement, dated as of August 19, 2015, among PC Intermediate Holdings, Inc., Party City Holdings Inc., Party City Corporation, the subsidiaries of the borrowers from time to time party thereto, the financial institutions party thereto, as the Lenders, and JPMorgan Chase Bank, N.A., as Administrative Agent

10.4	Pledge and Security Agreement, dated as of August 19, 2015, among Party City Holdings Inc., Party City Corporation, PC Intermediate Holdings, Inc., the Subsidiary Parties from time to time party thereto and JPMorgan Chase Bank, N.A., in its capacity as administrative agent and collateral agent for the lenders party to the ABL Credit Agreement

10.5	Intercreditor Agreement, dated as of August 19, 2015, among PC Intermediate Holdings, Inc., Party City Holdings Inc., Party City Corporation, the other Grantors from time to time party thereto, JPMorgan Chase Bank, N.A., as ABL Facility Agent, and Deutsche Bank AG New York Branch, as Term Loan Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARTY CITY HOLDCO INC.

Date: August 21, 2015	By:	/s/ Michael A. Correale
Michael A. Correale
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

4.1	Indenture, dated as of August 19, 2015, among Party City Holdings Inc., as Issuer, and Wilmington Trust, National Association, as Trustee

4.2	First Supplemental Indenture, dated as of August 19, 2015, among the Guarantors named therein and Wilmington Trust, National Association, as Trustee

4.3	Form of 6.125% Senior Notes due 2023 (attached as an exhibit to Exhibit 4.1)

10.1	Term Loan Credit Agreement, dated as of August 19, 2015, among PC Intermediate Holdings, Inc., Party City Holdings Inc., Party City Corporation, the subsidiaries of the borrowers from time to time party thereto, the financial institutions party thereto, as the Lenders, and Deutsche Bank AG New York Branch, as Administrative Agent

10.2	Pledge and Security Agreement, dated as of August 19, 2015, among Party City Holdings Inc., Party City Corporation, PC Intermediate Holdings, Inc., the Subsidiary Parties from time to time party thereto and Deutsche Bank AG New York Branch, in its capacity as administrative agent and collateral agent for the lenders party to the Term Loan Credit Agreement

10.3	ABL Credit Agreement, dated as of August 19, 2015, among PC Intermediate Holdings, Inc., Party City Holdings Inc., Party City Corporation, the subsidiaries of the borrowers from time to time party thereto, the financial institutions party thereto, as the Lenders, and JPMorgan Chase Bank, N.A., as Administrative Agent

10.4	Pledge and Security Agreement, dated as of August 19, 2015, among Party City Holdings Inc., Party City Corporation, PC Intermediate Holdings, Inc., the Subsidiary Parties from time to time party thereto and JPMorgan Chase Bank, N.A., in its capacity as administrative agent and collateral agent for the lenders party to the ABL Credit Agreement

10.5	Intercreditor Agreement, dated as of August 19, 2015, among PC Intermediate Holdings, Inc., Party City Holdings Inc., Party City Corporation, the other Grantors from time to time party thereto, JPMorgan Chase Bank, N.A., as ABL Facility Agent, and Deutsche Bank AG New York Branch, as Term Loan Agent